Exhibit 99.1

ROBERT C. MOEST, Of Counsel (State Bar No. 62166)
RMoest@aol.com
THE BROWN LAW FIRM, P.C.
2530 Wilshire Boulevard, Second Floor
Santa Monica, California 90403
Telephone:     (310) 915-6628
Facsimile:     (310) 915-9897
Attorneys for California Federal Plaintiffs

[Additional Counsel on Signature Page]
UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA
WESTERN DIVISION

IN RE THE HONEST COMPANY, INC. DERIVATIVE LITIGATION	Lead Case No. 2:21-cv-09281-MCS-PLA

STIPULATION AND AGREEMENT OF SETTLEMENT
This Stipulation and Agreement of Settlement, dated March 12, 2026, (the “Stipulation”), is made and entered into by the following settling parties, each by and through their respective counsel: (1) plaintiffs Hayato Ono (“Ono”) and Mike Wang (“Wang”) (together, the “California Federal Plaintiffs”) in the above-captioned consolidated stockholder derivative action (the “California Federal Action”) pending in the United States District Court for the Central District of California (the “Court”); plaintiffs Leah Bisch (“Bisch”) and Raluca Corobana (“Corobana”) (together, the “California State Plaintiffs”) in the stockholder derivative action pending in the Superior Court of the State of California, County of Los Angeles (“California State Court”) captioned Bisch, et al. v. Vlahos, et al., Case No. 22STCP00015 (the “California State Action”); plaintiff David Butler (“Butler” and, together with the California Federal Plaintiffs and the California State Plaintiffs, the “Derivative Plaintiffs”) in the stockholder derivative action pending in the United States District Court for the District of Delaware (“Delaware Federal Court”) captioned Butler v. Vlahos, et al., Case No. 1:22-cv-01373-RGA (the “Delaware Federal Action” and, together with the California Federal Action and the California State Action, the “Derivative Actions”); stockholders Lisa Ford (“Ford”) and Ankita Desai (“Desai”) (collectively with the Derivative Plaintiffs, the “Stockholders”), who made separate pre-suit litigation demands under Delaware law (the “Demands” and, together with the Derivative Actions, the “Derivative Matters”) on The Honest Company, Inc.’s (“Honest” or the “Company”) Board of Directors (the “Board”); (2) individual defendants Katie Bayne (“Bayne”),

Scott Dahnke (“Dahnke”), Susan Gentile (“Gentile”), Kelly Kennedy (“Kennedy”), Eric Liaw (“Liaw”), Jeremy Liew (“Liew”), Avik Pramanik (“Pramanik”), Nikolaos Vlahos (“Vlahos”), Jessica Warren (“Warren”), and James White (“White”) (collectively, the “Individual Defendants”); and (3) nominal defendant Honest (together, with the Individual Defendants, “Defendants”) (the “Settling Parties” refers collectively to Stockholders and Defendants).
This Stipulation, subject to the approval of the Court, is intended to fully, finally, and forever resolve, discharge, and settle any and all Released Claims (as defined herein) upon the terms and subject to the conditions set forth herein.
I.FACTUAL AND PROCEDURAL BACKGROUND
Stockholders allege, inter alia, that between at least May 5, 2021, and August 12, 2021, the Individual Defendants breached their fiduciary duties and engaged in related misconduct by issuing and/or causing Honest to issue materially false and misleading statements in connection with the Company’s May 2021 initial public offering of stock (the “IPO”) and in the months following. Specifically, the Derivative Matters allege that the Individual Defendants continuously touted the Company’s financial results while failing to disclose, inter alia, that Honest’s financial health was being adversely affected by improper stockpiling and that demand for the Company’s products was decelerating. At the same time, the Derivative Matters allege that the Board approved massive payouts to Company insiders prior to the IPO.
A.The Derivative Actions
i.The California Federal Action
On November 29, 2021, plaintiff Ono filed a Verified Shareholder Derivative Complaint on behalf of Honest against the Individual Defendants in the California Federal Action, formerly captioned Ono v. The Honest Company, Inc., et al, Case No. 2:21-cv-09281 (the “Ono Action”), asserting claims for breaches of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets under Delaware law, and for contribution under Sections 11(f) of the Securities Act of 1933 (the “Securities Act”) and 21D of the Securities Exchange Act of 1934 (the “Exchange Act”). (ECF No. 1).
On December 17, 2021, plaintiff Ono and Defendants filed a stipulation to stay the Ono Action until any of the defendants filed an answer in the related securities class action pending in the Court, which named the Company and several of the Individual Defendants as defendants, captioned In re Honest Company, Inc. Securities Litigation, Case No. 2:21-cv-07405-MCS-PLA (C.D. Cal.) (the “Securities Class Action”). (ECF No. 13).
Also on December 17, 2021, plaintiff Wang filed a Verified Shareholder Derivative Complaint on behalf of Honest against the Individual Defendants alleging facts substantially similar to those in the Ono Action and alleging claims against the Individual Defendants for breaches of fiduciary duty and unjust enrichment under Delaware law and against certain of the Individual Defendants for contribution under Sections 11(f) of the Securities Act and 21D of the Exchange Act, captioned Wang v. Vlahos et al., Case No. 2:21-cv-09763 (the “Wang Action”). (Wang Action, ECF No. 1).
On December 28, 2021, the Court issued an order staying the Ono Action pending resolution of the Motion to Consolidate Cases in the Securities Class Action. (ECF No. 17).
On December 30, 2021, the parties to the Ono and Wang Actions filed a stipulation to consolidate the cases, appoint co-lead counsel for plaintiffs in the consolidated action, and stay the consolidated action until any of the defendants filed an answer in the Securities Class Action. (ECF Nos. 18, 19). On January 20, 2022, the Court consolidated the Ono and Wang Actions (thereby forming the above-captioned California Federal Action), appointed The Brown Law Firm, P.C. and

The Rosen Law Firm, P.A. as co-lead counsel for plaintiffs in the California Federal Action, and stayed the California Federal Action until any of the defendants filed an answer in the Securities Class Action (the “Stay Order”). (ECF No. 20).
On August 17, 2022, following the issuance of an order in the Securities Class Action granting in part and denying in part defendants’ motion to dismiss on July 18, 2022, and lead plaintiff’s notification to the Court of her decision not to amend on July 27, 2022, and pursuant to the Court’s August 1, 2022 scheduling order, defendants in the Securities Class Action filed an answer, terminating the Stay Order in the California Federal Action. (Securities Class Action, ECF Nos. 71, 72, 80).
On September 21, 2022, the parties filed a stipulation to extend the stay in the California Federal Action until: (i) the resolution of all motions for summary judgment in the Securities Class Action, or (ii) the expiration of the deadline for such motions without any such motion being filed, which the Court so-ordered on September 28, 2022. (ECF Nos. 23, 25).1
ii.The California State Action
On January 3, 2022, the California State Plaintiffs filed a Verified Shareholder Derivative Complaint in the California State Court on behalf of Honest against the Individual Defendants asserting claims for breaches of fiduciary duty under Delaware law.
On January 21, 2022, the California State Court issued an order staying the California State Action until any of the defendants filed an answer in the Securities Class Action.
On September 22, 2022, following the filing of defendants’ answers in the Securities Class Action, the California State Court issued an order staying the California State Action until (i) the resolution of all motions for summary judgment in the Securities Class Action, or (ii) the expiration of the deadline for such motions without any such motion being filed. Since the resolution of the Securities Class Action, the parties in the California State Action have timely filed joint status reports updating the California State Court on the status of the case.
iii.The Delaware Federal Action
On October 19, 2022, plaintiff Butler filed a Verified Shareholder Derivative Complaint in the Delaware Federal Court on behalf of Honest against defendants Bayne, Dahnke, Kennedy, Liaw, Liew, Pramanik, Vlahos, and Warren asserting claims for breaches of fiduciary duties, unjust enrichment, and waste of corporate assets under Delaware law, as well as contribution under Section 11(f) of the Securities Act. (Delaware Federal Action, ECF No. 1).
Thereafter, the Delaware Federal Action was stayed pursuant to substantially the same terms as the California Federal Action and the California State Action, as discussed above. (Delaware Federal Action, ECF Nos. 5, 6).
On February 9, 2023, the Delaware Federal Court administratively closed the Delaware Federal Action and directed the parties to file a joint status report every six months. (Delaware Federal Action, ECF No. 8). The parties in the Delaware Federal Action timely filed joint status reports thereafter, increasing in frequency to once every thirty (30) days beginning July 15, 2025. (Delaware Federal Action, ECF Nos. 10, 12, 13, 15, 16, 18, 20, 22, 24).
B.The Demands
1 The parties to the Securities Class Action executed a Stipulation of Settlement on March 11, 2025. (Securities Class Action, ECF No. 304-3). On July 29, 2025, the court in the Securities Class Action issued a Final Order and Judgment approving the settlement. (Securities Class Action, ECF No. 324).

On August 5, 2022, stockholder Desai served a pre-suit litigation demand under Delaware law on the Board to investigate and bring action against the Individual Defendants for, inter alia, breaches of their fiduciary duties arising out of substantially the same alleged misconduct as set forth in the Derivative Actions. On July 13, 2023, after several letters between counsel for Desai and counsel for a committee formed by the Board (the “Committee”), counsel for the Committee stated that the Committee was deferring its investigation until the related class and Derivative Matters proceeded further and possibly concluded.
On October 12, 2022, stockholder Ford served a pre-suit litigation demand under Delaware law on the Board to investigate and bring action against the Individual Defendants for, inter alia, breaches of their fiduciary duties arising out of substantially the same alleged misconduct as set forth in the Derivative Actions and stockholder Desai’s litigation demand. Counsel for Ford thereafter received substantially similar correspondence from counsel for the Committee, advising Ford that the Committee was deferring its investigation and response to Ford’s demand indefinitely in favor of other pending related matters.
After further correspondence between counsel for stockholders Desai, Ford, and counsel for the Committee, respectively, regarding the Company's ongoing deferral of its investigations and a potentially expiring statute of limitations, the Company obtained tolling agreements in order to ensure the Company’s claims against the Individual Defendants would not become time-barred. Such tolling agreements were executed in April, June, and July 2024.
C.Settlement Negotiations
On or around June 27, 2023, the parties in the California Federal Action and the California State Action agreed to attend a mediation scheduled for July 20, 2023. In furtherance thereof, on June 30, 2023, plaintiffs Ono, Wang, Bisch, and Corobana sent a joint settlement demand letter to Defendants that, inter alia, proposed a settlement framework that included a comprehensive set of corporate governance reforms designed to address the governance deficiencies that resulted in the wrongdoing alleged in these actions.
On July 20, 2023, the parties in the California Federal Action and the California State Action participated in a mediation in Santa Monica, California (the “Mediation”) with the parties in the Securities Class Action before David Murphy, Esq. of Phillips ADR, a nationally reputed mediator. The parties did not reach a settlement at the Mediation.
On November 14, 2023, stockholder Ford joined the settlement negotiations with plaintiffs Ono, Wang, Bisch, and Corobana.
On February 7, 2025, plaintiff Butler sent a settlement demand letter to Defendants that, inter alia, proposed a settlement framework that included a comprehensive set of corporate governance reforms designed to address the governance deficiencies that resulted in the alleged wrongdoing.
On March 14, 2025, Stockholders (except plaintiff Butler) sent a joint settlement demand letter that, inter alia, proposed a settlement framework that included a comprehensive set of corporate governance reforms designed to address the governance deficiencies that resulted in the alleged wrongdoing.
In the following months, the Settling Parties continued to engage in arm's-length, good faith settlement negotiations, which included exchanging settlement proposals and counterproposals. Finally, on July 29, 2025, the Settling Parties reached an agreement in principle on the substantive terms of the Settlement, including the corporate governance reforms that Honest would adopt as consideration for the settlement and including certain corporate governance policies and other changes enacted at Honest during the pendency of the Derivative Matters which were prompted by the Derivative Matters, as reflected in the term sheet attached hereto as Exhibit A (the “Reforms”).

Following the Settling Parties’ agreement in principle on the substantive terms of the settlement, the Settling Parties separately negotiated the attorneys’ fees and expenses to be paid to Stockholders’ Counsel in consideration of the substantial benefits achieved for the Company through their efforts. On December 16, 2025, the Settling Parties agreed for Defendants and/or their insurance carriers to pay $1,195,000.00 in attorneys’ fees and expenses to Stockholders’ Counsel, subject to Court approval.
II.STOCKHOLDERS’ CLAIMS AND THE BENEFITS OF SETTLEMENT
While Stockholders believe the Derivative Matters have merit, they also recognize that all litigation is inherently uncertain, risky, and expensive, and that derivative litigation poses certain unique risks and challenges. Stockholders believe that Honest would benefit if the Derivative Matters could be settled now on reasonable terms, rather than waiting for the outcome of trial(s) and any possible appeal(s). Stockholders’ entry into this Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims or potential claims alleged in the Derivative Matters.
Stockholders’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing and analyzing Honest press releases, public statements, and filings with the U.S. Securities and Exchange Commission (“SEC”); (ii) reviewing and analyzing securities analysts’ reports and advisories and media reports about the Company; (iii) reviewing and analyzing the pleadings and orders in the Securities Class Action; (iv) researching the applicable law with respect to the claims alleged and the potential defenses thereto; (v) preparing and filing initial complaints in the Derivative Actions; (vi) researching, preparing and sending the Demands and subsequent related correspondence, including correspondence related to the tolling agreements executed in connection with the Demands; (vii) researching and evaluating factual and legal issues relevant to the claims in the Derivative Matters; (viii) engaging in settlement negotiations with Defendants’ counsel regarding the specific facts, and perceived strengths and weaknesses of the Derivative Matters, and other issues in an effort to facilitate negotiations; (ix) researching the Company’s corporate governance structure in connection with settlement efforts; (x) preparing comprehensive written settlement demands and modified demands over the course of the Settling Parties’ settlement negotiations; (xi) participating in the full-day Mediation; and (xii) negotiating and drafting this comprehensive Stipulation.
Based on Stockholders’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Stockholders’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, adequate, and confers substantial benefits upon Honest. Based upon Stockholders’ Counsel’s evaluation, Stockholders have determined that the Settlement is in the best interests of Honest and Current Honest Stockholders and have agreed to settle the Derivative Matters upon the terms and subject to the conditions set forth herein.
III.DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
Defendants have denied and continue to deny that they have committed or engaged in any of the alleged wrongdoing or violation of law whatsoever. Defendants have denied and continue to deny each and all of the claims and contentions alleged by Stockholders in the Derivative Matters. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Derivative Matters.
Nonetheless, Defendants have concluded that it is desirable for the Derivative Matters to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation. Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex derivative actions. Defendants have, therefore, determined that it is in the best interests of Honest for the Derivative Matters to be settled in the manner and upon the terms and conditions set forth in this Stipulation.
Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.
IV.INDEPENDENT DIRECTOR APPROVAL
Honest’s Board, including each of its independent, non-defendant directors, in a good faith exercise of business judgment, has determined that: (i) the Settlement confers a substantial benefit upon Honest and Current Honest Stockholders; and (ii) the Settlement, and each of its terms, is in all respects fair, reasonable, and in the best interests of Honest and Current Honest Stockholders.
V.TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the Settling Parties from the Settlement, and subject to the approval of the Court, that the Released Claims shall be finally and fully compromised, settled, and released, and the Derivative Actions shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.
1.DEFINITIONS
As used in this Stipulation, and in addition to the defined terms above, the following terms have the meanings specified below:
1.1“Court” means the United States District Court for the Central District of California.
1.2“Current Honest Stockholders” means any Person or Persons who are record or beneficial owners of Honest stock as of the date of this Stipulation and who continue to own Honest stock through the date of the Settlement Hearing (defined herein), excluding the Individual Defendants, the officers and directors of Honest, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which any of the Individual Defendants has or has had a controlling interest.
1.3“Defendants’ Counsel” means Cooley LLP and Young Conaway Stargatt & Taylor, LLP.
1.4“Demands” means the respective litigation demands under Delaware law made by stockholders Lisa Ford and Ankita Desai on the Board.
1.5“Effective Date” means the date by which all of the events and conditions specified in section V, paragraph 6.1 have been met and occurred.
1.6“Final” means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit D attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of a service award. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

1.7“Honest” or the “Company” means nominal defendant The Honest Company, Inc. and its affiliates, subsidiaries, predecessors, successors, and assigns.
1.8“Judgment” means the Order and Final Judgment entered by the Court that dismisses the California Federal Action pursuant to the Settlement, substantially in the form of Exhibit D attached hereto.
1.9“Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions, substantially in the form of Exhibit C attached hereto.
1.10“Person” means any natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative, or assign of any of the foregoing.
1.11“Preliminary Approval Order” means the [Proposed] Preliminary Approval Order entered by the Court that preliminarily approves the Settlement, authorizes the form and manner of providing notice of the Settlement to Current Honest Stockholders, and sets a date for the Settlement Hearing, substantially in the form of Exhibit B attached hereto.
1.12“Reforms” means the corporate governance reforms set forth in Exhibit A attached hereto, which the Company has adopted, implemented, and maintained and/or shall adopt, implement, and maintain, pursuant to and in accordance with this Stipulation.
1.13“Related Persons” means: (i) with regard to any individual, his/her/their respective spouses, marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns or other individual or entity in which any Individual Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns; and (ii) with regard to any entity (i.e., non-individual), its respective past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, partners, controlling stockholders, joint venturers, related or affiliated entities, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, insurers, and assigns for Honest.
1.14“Released Claims” means all Released Defendants’ Claims and Released Stockholders’ Claims.
1.15“Released Defendants’ Claims” means all claims or causes of action, including known and Unknown Claims (as defined in paragraph 1.25 below), including, but not limited to, any claims for damages, injunctive relief, interest, attorneys’ fees, expert, or consulting fees, and any and all other costs, expenses, or liabilities whatsoever, that could be asserted in any forum by any of the Released Defendants Persons against Released Stockholders’ Persons, that arise out of or relate to the institution, prosecution, assertion, settlement, or resolution of the Derivative Matters, or the Released Claims. “Released Defendants’ Claims” shall not include claims to enforce the terms of the Stipulation and/or the Judgment.
1.16“Released Defendants’ Persons” means: (i) Defendants’ Counsel; (ii) each and all of the Individual Defendants, Honest; and (iii) each and all of their Related Persons. “Released Defendants’ Person” means, individually, each of the Released Defendants’ Persons.
1.17“Released Stockholders’ Claims” means all claims or causes of action (including known and Unknown Claims), including, but not limited to, any claims for damages, injunctive relief, interest, attorneys’ fees, expert, or consulting fees, and any and all other costs, expenses, sums of money, or liabilities whatsoever, against any of the Released Defendants’ Persons that arise out of or relate to: (i) the allegations asserted in the Derivative Matters; or (ii) the defense, settlement, or resolution of the Derivative Matters or the Released Claims. “Released Stockholders’ Claims” shall not include: (i) claims to enforce the terms of the Stipulation and/or the Judgment; or (ii) exclusively direct claims (i.e., as opposed to derivative claims) absent Honest stockholders may have in an individual capacity against Defendants.
1.18“Released Stockholders’ Persons” means: (i) Stockholders (solely in their capacity as Honest stockholders); (ii) Stockholders’ Counsel; and (iii) each and all of their Related Persons. “Released Stockholders’ Person” means, individually, each of the Released Stockholders’ Persons.
1.19“Released Persons” means all Released Defendants’ Persons and Released Stockholders’ Persons.
1.20“Settlement” means the settlement and compromise of the Derivative Matters as provided for in this Stipulation.
1.21“Settlement Hearing” means the hearing set by the Court to consider final approval of the Settlement.
1.22“Stockholders’ Counsel” means The Brown Law Firm, P.C. and The Rosen Law Firm, P.A., as co-lead counsel for the California Federal Plaintiffs; Lifshitz Law PLLC, as counsel for Delaware Federal Plaintiff David Butler; Hynes & Hernandez, LLC and Bragar Eagel & Squire, P.C., as counsel for California State Plaintiffs Leah Bisch and Raluca Corobana; Shuman Glenn & Stecker and Kaskela Law LLC, as counsel for stockholder Lisa Ford; and Robbins LLP, as counsel for stockholder Ankita Desai.
1.23“Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions, substantially in the form of Exhibit E attached hereto.
1.24“Unknown Claims” means any Released Claim(s) that Stockholders or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons or might have affected his, her, or its decision whether to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Settling Parties shall expressly waive and relinquish the provisions, rights and benefits conferred by and under California Civil Code § 1542, and any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, upon any theory of law or equity now existing or coming into existence in the future, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part.
2.TERMS OF THE SETTLEMENT
2.1Within thirty (30) business days of issuance of the Judgment by the Court or at the next regularly scheduled Board Meeting, the Board shall adopt resolutions and amend Board committee charters and other corporate governance documents to ensure the adoption, implementation, and maintenance of the Reforms, which are set forth in Exhibit A attached hereto, and which shall remain in effect for four (4) years.
2.2Honest acknowledges and agrees that the Stockholders’ initiation, maintenance, and settlement of the Derivative Matters was the cause of the Company’s decision to adopt, implement, and maintain the Reforms set forth in §I of Exhibit A. Honest also acknowledges and agrees that the Reforms set forth in §I of Exhibit A confer substantial benefits upon Honest and Current Honest Stockholders.
2.3Honest acknowledges that Stockholders’ initiation and maintenance of the Derivative Matters was a material factor in the adoption of certain corporate governance policies enacted and other changes made at Honest during the pendency of the Derivative Matters, as set forth in §II of Exhibit A.
3.APPROVAL AND NOTICE
3.1As soon as practicable, the California Federal Plaintiffs shall submit this Stipulation together with its exhibits to the Court and shall apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Honest Stockholders; and (iii) a date for the Settlement Hearing.
3.2Within ten (10) business days after the entry of an order by the Court preliminarily approving the settlement, Honest shall: (1) post a copy of the Notice and the Stipulation and exhibits thereto on the Investor Relations page of the Company’s website; (2) publish the Summary Notice in a press release with GlobeNewswire or once in Investors’ Business Daily or a similar publication with national distribution; and (3) file with the SEC the Notice and Stipulation and exhibits thereto as exhibits to an SEC Form 8-K (or other appropriate filing). The Summary Notice shall provide a link to the Investor Relations page on Honest’s website where the Notice and Stipulation and exhibits thereto may be viewed, which page will be maintained through the date of the Settlement Hearing. Honest shall be solely responsible for paying the costs and expenses related to providing notice of the Settlement set forth in this paragraph or as otherwise required by the Court. The Settling Parties believe the form and manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Honest stockholders pursuant to applicable law and due process.
3.3Pending the Court’s determination as to final approval of the Settlement, Stockholders and Current Honest Stockholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any of the Released Stockholders’ Claims against any of the Released Defendants’ Persons.
4.ATTORNEYS’ FEES AND REIMBURSEMENT OF EXPENSES
4.1 In consideration of the substantial benefits conferred upon Honest and Current Honest Stockholders as a direct result of the Reforms and Stockholders’ and Stockholders’

Counsel’s efforts in connection with the Derivative Matters, and subject to Court approval, the Defendants and/or their insurance carriers shall pay to Stockholders’ Counsel, collectively, their attorneys’ fees and costs in the amount of one million one hundred ninety-five thousand dollars ($1,195,000.00) (the “Fee and Expense Amount”). The independent members of Honest’s Board, in the good faith exercise of their business judgment, have approved the agreed-to Fee and Expense Amount in light of the substantial benefits conferred upon Honest and Current Honest Stockholders as a result of the Settlement and Plaintiff’s Counsel’s efforts in the Derivative Matters.
4.2The Fee and Expense Amount shall be paid to The Brown Law Firm, P.C.’s escrow account (the “Escrow Account”) within twenty (20) business days after: (i) the date of entry of the Preliminary Approval Order, or (ii) the date on which Stockholders’ Counsel provides written payment instructions and a W-9 form to Defendants’ Counsel, whichever is later, and shall be immediately releasable from the Escrow Account upon entry of an order granting final approval of the Settlement and approving the Fee and Expense Amount or such other amount as may be awarded by the Court, notwithstanding the existence of any timely filed objections thereto, any potential appeals, or collateral attack on the Settlement or any part thereof, to Stockholders’ Counsel, pursuant to an allocation agreed to by Stockholders’ Counsel. Stockholders’ Counsel shall make no request to the Court for (and hereby release any right they may otherwise have to seek) attorneys’ fees and/or costs beyond the Fee and Expense Amount.
4.3In the event that the Judgment fails to become Final as defined in section V, paragraph 1.6, if a collateral attack is successful or the Settlement is otherwise terminated, or to the extent that the Court does not approve Stockholders’ Counsel’s application for an award of attorneys’ fees and costs in the full amount of the Fee and Expense Amount, Stockholders’ Counsel shall be severally obligated to refund the Fee and Expense Amount to the extent it is denied or reduced to Defendants and/or their insurance carriers within thirty (30) days from receiving notice from Defendants’ Counsel of written payment instructions and tax information.
4.4Defendants shall have no responsibility for, and no liability with respect to, the allocation of the attorneys’ fees awarded among Plaintiff’s Counsel and/or to any other person who may assert some claim thereto. Any dispute regarding any allocation of fees or expenses among Plaintiff’s Counsel shall have no effect on the Settlement.
4.5Stockholders’ Counsel may apply to the Court for service awards of up to two thousand dollars ($2,000.00) for each of the Stockholders to be paid from the Fee and Expense Amount in recognition of Stockholders’ participation and effort in the creation of the benefits of the Settlement (the “Service Awards”). Defendants shall not object to the application for the Service Awards. The failure of the Court to approve any requested service awards, in whole or in part, shall have no effect on the Settlement set forth in this Stipulation. Neither Honest nor any of the Individual Defendants shall be liable for any portion of any service awards.
5.RELEASES
5.1Within five (5) business days after the Effective Date, the parties in the Delaware Federal Action and the California State Action will file stipulations of dismissal with prejudice in the Delaware Federal Action and the California State Action.
5.2Upon the Effective Date, the Released Stockholders’ Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Stockholders’ Claims against the Released Defendants’ Persons. Released Stockholders’ Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Defendants’ Persons with respect to any Released Stockholders’ Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Stockholders’ Claims against the Released Defendants’ Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or the Judgment.
5.3Upon the Effective Date, the Released Defendants’ Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Released Stockholders’ Persons from Released Defendants’ Claims. The Released Defendants’ Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Released Stockholders’ Persons with respect to any of Released Defendants’ Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Released Defendants’ Claims against Released Stockholders’ Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment.
5.4Upon the Effective Date, Honest shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Individual Defendants from Released Stockholders’ Claims. Honest shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue the Individual Defendants with respect to any of Released Stockholders’ Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Released Stockholders’ Claims against the Individual Defendants except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment.
6.CONDITIONS OF SETTLEMENT; EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION
6.1The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events: a. Court approval of the content and method of providing notice of the proposed Settlement to Current Honest Stockholders, and the subsequent dissemination of the Notice and Summary Notice of the proposed Settlement to Current Honest Stockholders; b. Court entry of the Judgment, in all material respects in the form set forth as Exhibit D annexed hereto, approving the Settlement and dismissing the California Federal Action with prejudice, without awarding costs to any party, except as provided herein; c. payment of the Fee and Expense Amount in accordance with section V, paragraph 4.2; and d. the passing of the date upon which the Judgment becomes Final.
6.2If any of the conditions specified above in section V, paragraph 6.1 are not met, then this Stipulation shall be canceled and terminated subject to section V, paragraph 6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.
6.3If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Settling Parties shall be restored to their respective positions in the Derivative Matters as of the date of this Stipulation; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to Stockholders’ Counsel shall be refunded and returned within thirty (30) days (consistent with paragraph 4.3 above); and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Matters or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Matters or in any other proceeding for any purpose.
7.MISCELLANEOUS PROVISIONS
7.1The Settling Parties: (i) acknowledge that it is their intent to consummate the Settlement; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Settlement and to exercise their reasonable best efforts to accomplish the foregoing terms and conditions of the Settlement. In the event that any dispute arises between the Settling Parties regarding such efforts, they shall attempt to resolve the dispute in good faith.
7.2In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.
7.3The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Matters and any and all claims released herein.
7.4Nothing in this Stipulation, or any other settlement-related documents or communications, constitutes an admission that any claim which was brought or could have been brought in the Derivative Actions or asserted in the Demands has or lacks any merit whatsoever, or that Defendants have committed or engaged in any violation of law or wrongdoing whatsoever.
7.5This Stipulation shall not be deemed to prejudice any of the positions of any of the Settling Parties.
7.6Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment (defined herein), nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement, is, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.
7.7Defendants may file this Stipulation and/or the Judgment in any action that has or may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
7.8This Settlement may not be terminated, modified, or amended, except by an agreement in writing signed by the Settling Parties or their respective counsel.
7.9This Stipulation shall be construed as if the Settling Parties collectively prepared it, and any uncertainty or ambiguity shall not be interpreted against any of the Settling Parties.
7.10This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Delaware, and the rights and obligations of the parties to this Stipulation shall be governed by, construed, and enforced in accordance with the internal, substantive laws of the State of Delaware without giving effect to that State’s choice of law principles.
7.11This Stipulation and the exhibits attached hereto contain the entire understanding of the Settling Parties concerning the subject matter hereof and supersede any and all prior agreements, discussions, or negotiations of the Settling Parties, whether oral or in writing.
7.12The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein. In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.
7.13This Settlement may be executed in any number of counterparts with the same effect as if all Settling Parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument. A facsimile or electronic (e.g., PDF format) copy of this Settlement as executed shall be deemed an original.
7.14Subject to, and conditional on, the Court’s final approval of the Settlement contemplated herein, the Settling Parties agree that each has complied fully with the applicable requirements of good faith litigation. The Settling Parties shall not take the position that the Derivative Matters were brought or defended in bad faith or in violation of Rule 11 of the Federal Rules of Civil Procedure or its state law counterparts.
7.15No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.
7.16In the event any proceedings by or on behalf of Honest, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including an act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner. In the event of any Bankruptcy Proceedings by or on behalf of Honest, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.
7.17Any planned, proposed, or actual sale, merger, or change-in-control of Honest shall not void this Stipulation. The Stipulation shall run to the Settling Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of Honest, the Settling Parties shall continue to seek court approval of the Settlement expeditiously, including without limitation the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.
7.18The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Judgment, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement.
IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duty authorized attorneys and dated March 12, 2026.

Agreed to this 12th day of March 2026:

THE BROWN LAW FIRM, P.C.

By: /s/ Robert C. Moest
Robert C. Moest, Of Counsel

Timothy Brown
767 Third Avenue, Suite 2501
New York, NY 10017
Telephone: (516) 922-5427
Facsimile: (516) 344-6204

THE ROSEN LAW FIRM, P.A.
Laurence M. Rosen
355 South Grand Avenue, Suite 2450
Los Angeles, CA 90071
Telephone: (213) 785-2610
Facsimile: (213) 226-4684

Co-Lead Counsel for the California Federal Plaintiffs

HYNES & HERNANDEZ, LLC

By: /s/ Ligaya Hernandez

Michael Hynes
Ligaya Hernandez
101 Lindenwood Drive, Suite 225
Malvern, PA 19355
Telephone: (484) 875-3116
Facsimile: (484) 875-9273

BRAGAR EAGEL & SQUIRE, P.C
Marion C. Passmore
Melissa A. Fortunato
445 S. Figueroa Street, Suite 3100
Los Angeles, CA 90071
Telephone: (213) 612-7735
Facsimile: (212) 214-0506

Counsel for Plaintiffs Leah Bisch and Raluca Corobana in the California State Action
LIFSHITZ LAW PLLC

By: /s/ Joshua M. Lifshitz

Joshua M. Lifshitz
1190 Broadway
Hewlett, New York 11557
Telephone: (516) 493-9780
Facsimile: (516) 280-7376
Email: jlifshitz@lifshitzlaw.com

Counsel for Plaintiff David Butler in the Delaware Federal Action

ROBBINS LLP

By: /s/ Gregory E. Del Gaizo

Gregory E. Del Gaizo
5040 Shoreham Place
San Diego, CA 92122
Telephone: (619) 525-3990
Fax: (619) 525-3991

Counsel for Stockholder Ankita Desai

SHUMAN GLENN & STECKER

By: /s/ Rusty E. Glenn Rusty E. Glenn
Brett D. Stecker
600 17th Street, Suite 2800 South
Denver, CO 80202
Telephone: 303-861-3003
Email: brett@shumanlawfirm.com      rusty@shumanlawfirm.com

KASKELA LAW LLC
D. Seamus Kaskela
Adrienne Bell
18 Campus Blvd., Suite 100
Newtown Square, PA 19073
Telephone: 888-715-1740
Email: skaskela@kaskelalaw.com
            abell@kaskelalaw.com

Counsel for Stockholder Lisa Ford
COOLEY LLP By: /s/ Koji Fukumura Koji Fukumura 10265 Science Center Drive San Diego, CA 92121 Telephone: 858-550-6008 Email: kfukumura@cooley.com Counsel for Defendants

UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA
WESTERN DIVISION

IN RE THE HONEST COMPANY, INC. DERIVATIVE LITIGATION	Lead Case No. 2:21-cv-09281-MCS-PLA EXHIBIT A

CORPORATE GOVERNANCE REFORMS

Pursuant to the Settlement, Honest’s Board of Directors (the “Board”) agrees to adopt, implement and maintain the corporate governance reforms detailed below in Sections I and II (the “Reforms”).1
I.    CORPORATE GOVERNANCE REFORMS
Within thirty (30) days of issuance of the Judgment by the Court order finally approving the settlement of the Derivative Matters, the Board shall adopt resolutions and amend Board committee charters and other corporate governance documents to ensure the adoption, implementation, and maintenance of the following Reforms, which shall remain in effect for four (4) years.
Honest acknowledges and agrees that Stockholders’ initiation, maintenance, and settlement of the Derivative Matters was the cause of the Company’s decision to adopt, implement, and maintain the Reforms. Honest also acknowledges and agrees that the Reforms confer substantial benefits upon Honest and its stockholders.
1.    Inventory Control and Proper Record-Keeping
As described in the Derivative Matters, with the onset of the COVID-19 pandemic, the Company undertook certain measures to bolster its supply chain, including stockpiling inventory, which allegedly caused millions of dollars in damages to Honest.
To bolster the Company’s inventory management controls, the Company shall enact the following Reforms:
(a)    Honest’s Senior Vice President, Supply Chain (“SVP-SC”), or other senior member of management, shall be responsible for ensuring that the Company maintains complete and accurate records of all sales orders, fulfillments, and returns; properly reports and recognizes revenue based on sales, inventory, and returns; and operates in compliance with all internal controls, policies, and procedures relating to inventory management and recognition;
(b)    The SVP-SC or other senior member of management shall review inventory and sales reports at least quarterly to ensure compliance with Honest’s sales revenue-recognition policy and other applicable policies and shall review any material changes in the Company’s inventory, and the reasoning behind and anticipated effects of any material changes in the Company’s inventory, including the possible risks of stockpiling and/or deceleration in sales and any proposed remedial action(s);
(c)    As part of these regular reports, the SVP-SC shall provide an evaluation of the ongoing effectiveness of the Company’s inventory management policies and protocols and disclose any risks or concerns the SVP-SC identifies in relation thereto;
(d)    The SVP-SC or other senior member of management shall provide these regular inventory reports to the Company’s Chief Executive Officer (“CEO”) or Chief Financial Officer (“CFO”) in connection with the quarterly and annual close, accounting and reporting process;
(e)    At least quarterly, the SVP-SC shall meet with the CEO and/or the CFO. The SVP-SC shall evaluate the inventory reports from that quarter, together with any relevant information obtained via the quarterly meetings, for any possible inventory control issues. The SVP-SC or other senior member of management shall include their findings and any recommended remedial action in the inventory reports discussed in (b) above;
1 All defined terms herein have the same meaning as in the Stipulation and Agreement of Settlement dated _____, 2026 (the “Stipulation”), unless otherwise noted.

(f)    The SVP-SC or other senior member of management shall meet with the Board’s Audit Committee, as often as necessary, to discuss the SVP-SC’s or other senior member of management’s evaluations and determinations, as well as any appropriate remedial action(s); and
(g)    The CFO is responsible for assessing whether the Company’s internal controls are effective at causing the disclosure of any material risks relating to the Company’s inventory management.
2.    Enhancements to Disclosure Committee
The Company must endeavor at all times to ensure that accurate and complete information regarding the Company and its operations and financial performance is provided to stockholders and the investment community in a timely manner, in a clear, concise, and readily comprehensible format, and in full compliance with the requirements of applicable state and federal securities laws. In order to accomplish this goal and to assist the Company’s Audit Committee, CEO, and CFO to discharge their responsibilities in certifying the Company’s periodic reports under the Exchange Act, the Company shall amend the Charter of the Disclosure Committee to add and/or ensure the following purpose and responsibilities:
(a)    Purpose: the purpose of the Disclosure Committee is to ensure that all disclosures made by the Company to its stockholders or the investment community are accurate and complete, fairly present the Company’s financial condition and results of operations in all material respects, and are made on a timely basis as required by applicable laws and stock exchange requirements.
(b)    Membership: the Disclosure Committee shall be comprised of (at least) the following: (i) the General Counsel (“GC”); (ii) the CFO; and (iii) at least two additional senior members of management with day-to-day oversight of the key functional areas of the Company.
(c)    Duties and Responsibilities:
i.    Assisting the Company’s officers with establishing and maintaining disclosure controls policies and procedures designed to ensure that information required to be disclosed by the Company in its filings with the U.S. Securities and Exchange Commission (“SEC”) and other information that the Company discloses to the investment community is recorded, processed, summarized, and reported accurately and timely, including policies and procedures for evaluating periodic and ad hoc disclosures, as well as procedures and policies for periodically assessing the effectiveness of the Company’s disclosure controls;
ii.    Members of the Disclosure Committee shall oversee production of information required to be disclosed in and shall review the Company’s Exchange Act filings (including SEC Forms 10-K, 10-Q, 8-K, and proxy statements), registration statements, correspondence to stockholders, and presentations to analysts and investors, and other information material to the Company’s stockholders;
iii.    Evaluating the materiality of information and events relating to or affecting the Company, and determining the timing and appropriate method of disclosure of information deemed material, particularly as it relates to demand for, sales of, and revenue from the Company’s products;

iv.    Reviewing in advance, in conjunction with the Audit Committee, each Form 10-K and Form 10-Q filed by the Company with the SEC, and each Annual Report to stockholders, to determine the adequacy and accuracy of the disclosures included therein;
v.    Before each Form 10-K and Form 10-Q is finalized, the Disclosure Committee shall report to the CEO, CFO, and Audit Committee or any other Committee, as appropriate, regarding the Disclosure Committee’s activities and disclosure recommendations sufficiently prior to the filing or distribution of the final document for the CEO and CFO to satisfy themselves as to the adequacy of the process and to provide their own input on disclosure; and
vi.    Timely reporting to the Board’s Audit Committee regarding any material disclosure issues.
(d)    Meetings:
i.    The Disclosure Committee shall hold regular meetings and provide the Audit Committee with all materials, exhibits, and attachments in connection with the review of the Company’s periodic filings and related materials; and
ii.    The Disclosure Committee shall also hold ad hoc meetings as necessary or appropriate and provide the Board and/or the appropriate Committee with all materials, exhibits, and attachments from such ad hoc meetings.
3.    Enhanced Duties for Honest’s General Counsel
Honest’s GC shall report directly to the Audit Committee and work with the Board, and Board committees, as necessary, to facilitate the Board’s oversight responsibilities. The responsibilities and duties of Honest’s GC shall further include the following:
(a)    Assessing organizational risk for misconduct and/or noncompliance with applicable laws, regulations, or Company policies;
(b)    Reporting material risks relating to compliance or disclosure issues to senior management, the Disclosure Committee, and/or the Audit Committee promptly and making recommendations for further evaluation and/or remedial action;
(c)    Directing quarterly reporting to the Audit Committee regarding any material issues impacting the Company’s business and operations, including any potential issues that may negatively impact products or sales and any operational, production, and/or distribution problems; and
(d)    Working with applicable management and Board committees to evaluate the adequacy of Honest’s internal controls over compliance, risk management, and disclosure controls, and developing proposals for improving these controls. This includes meeting with the Company’s Audit Committee at least every quarter to discuss ongoing and potential litigation and compliance issues.
4.    Enhancements to the Audit Committee
Honest shall adopt a resolution to amend the Charter of the Audit Committee of the Board of Directors (“Audit Committee Charter”). The amended Audit Committee Charter shall be posted on the Investor Relations portion of the Company’s website. The Audit Committee Charter shall be amended as follows:
(a)    A committee of the Board needs to have improved oversight responsibilities regarding the Company’s risk assessment and risk management controls. To accomplish this, the Company shall appoint a separate Board-level Risk Management Committee, or the Audit Committee Charter shall be amended to include the following responsibilities:
(i)    As a part of the Audit Committee’s assessment of the Company’s risk management, the Audit Committee shall be responsible for monitoring Honest’s compliance with all public reporting requirements, as well as all internal risk assessment and internal reporting conducted by Honest employees;
(ii)    The Audit Committee shall provide a report to the Board whenever any material risks relating to Honest’s compliance are identified;
(iii)    The Audit Committee shall review quarterly reports from the Company’s management providing information necessary to confirm the accuracy of proposed public disclosures, including any material issues impacting the Company’s business, operations, and prospects, including any potential issues that may negatively impact products or sales and any operational, production, and/or distribution problems;
(iv)    The Audit Committee shall review quarterly reports regarding any material issues impacting the Company’s business, operations, and prospects, including any potential issues that may negatively impact products or sales and any operational, production, and/or distribution problems;
(v)    The Audit Committee shall review periodic reports from management regarding the effectiveness of the Company’s policies, standards, processes, and procedures related to quality assurance and/or product safety, as well as the Company’s quality needs, performance, and risks;
(vi)    The Audit Committee shall be responsible for reviewing the Company’s periodic public reports to ensure proper disclosure of the effectiveness of the Company’s risk management, as well as any material risks and risk factors. In the event that such review reveals any false or misleading statement(s) or omission(s) of material fact(s) in the periodic public report, the Audit Committee will promptly report the deficiency to the full Board;
(vii)    The Audit Committee shall be responsible for monitoring compliance with Honest’s Code of Business Conduct and Ethics (the “Code of Conduct”). In the event that a violation of the Code of Conduct is sufficiently material to trigger a disclosure obligation, the Audit Committee will promptly report the violation to the full Board.
(b)    In addition to the above-referenced controls relating to risk-management, the Audit Committee Charter shall also be amended to include the following improvements:
(i)    The Audit Committee shall meet four (4) times annually in separate executive sessions with the Company’s auditors or senior members of management in carrying out its duties. The CFO will not be present in such meetings;
(ii)    At least quarterly, the Chair of the Audit Committee shall report to the full Board;
(iii)    The Audit Committee shall be responsible for overseeing the work of the Disclosure Committee, including reviewing reports generated by the Disclosure Committee and meeting at least quarterly with a senior member of the Disclosure Committee;

(iv)    The Audit Committee shall meet at least annually with the Company’s auditors to review and evaluate the Company’s inventory controls and revenue recognition policies, procedures, and internal controls; and
(v)    All Company employees shall be required to cooperate with Audit Committee investigations. Any failure to cooperate shall be grounds for discipline by the Board, including, but not limited to, termination, in the sole discretion of the Board. This applies to all Company employees, including, but not limited to, the CEO, CFO, and the Chair of the Board.
5.    Enhancements to the Compensation Committee
Honest shall adopt a resolution to amend the Charter of the Compensation Committee of the Board of Directors (“Compensation Committee Charter”). The amended Compensation Committee Charter shall be posted on the Investor Relations portion of the Company’s website. The Compensation Committee Charter shall specifically require the following:
(a)    In determining, setting, or approving annual short-term compensation arrangements, the Compensation Committee shall take into account the particular executive’s performance as it relates to compliance with the Company’s internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements; and
(b)    In determining, setting, or approving termination benefits and/or separation pay to executive officers, the Compensation Committee shall take into consideration the circumstances surrounding the particular executive officer’s departure and the executive’s performance as it relates to compliance with the Company’s internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements.
6.    Director Independence
Honest’s Corporate Governance Guidelines shall be amended, as necessary, to provide that at least a majority of the Board members shall be directors who meet the criteria for director independence set forth in NASDAQ Listing Rule 5605(a)(2), and any other statutory director independence requirement, as well as the following qualifications:
(a)    has no personal services contract(s) with Honest or any member of the Company’s senior management;
(b)    is not employed by a public company at which an executive officer of Honest serves as a director, regardless of whether that executive officer serves on the compensation committee of that public company or not;
(c)    is not affiliated with a non-profit entity that receives significant contributions from Honest;
(d)    has not had any of the relationships described in subsections (a)-(c) above with any affiliate of Honest.
Employment as CEO or other executive officer at the Company shall disqualify a director from being considered independent within three (3) years following that employment.
If the Company fails to comply with the independence requirements set forth herein due to one or more vacancies of the Board, Honest shall within one hundred and thirty-five (135) days regain compliance with these requirements.
7.    Director Education

The Company’s outside corporate counsel will annually provide corporate governance training, which may include, among other things, compliance with laws and regulations, assessment of risk, reporting requirements for publicly traded corporations, and disclosure-related laws, regulations, policies, and procedures. Alternatively, directors may attend a training course on Corporate Governance Guidelines and Best-in-Class Practices developed by the National Association of Corporate Directors (“NACD”), Stanford Director’s College or a similar nationally recognized corporate director education provider. The Company shall cover reasonable expenses for the attendance at such programs.
8.    Employee Training in Risk Assessment and Compliance
Honest shall amend its Code of Conduct and/or Corporate Governance Guidelines as follows:
(a)    The CFO, GC, or other senior member of management shall be charged with primary responsibility for developing and implementing an annual employee training program focused on compliance, internal controls policies and procedures, compliance risk assessment, and complaint reporting and investigation. The CFO, GC, or other senior member of management shall be authorized and provided the resources necessary to retain external consultants and vendors as they deem necessary to develop and implement the training program. The program must include elements of in-person training or on-line education and certification of training completion;
(b)    Training shall be mandatory for all officers of Honest. Training shall be annual for all such persons, and in the event a person is appointed or hired after the annual training for a particular year, a special training session shall be held for such individual; and
(c)    Training shall include coverage of risk assessment and compliance, Honest’s Code of Conduct, the Corporate Governance Guidelines, and any and all manuals or policies established by Honest concerning legal or ethical standards of conduct to be observed in connection with work performed for Honest (including those discussed herein).
9.    Enhancements to Whistleblower Policy
While the Company’s Code of Conduct references Honest’s “Whistleblower Policy,” such policy is not publicly available. The Company shall amend its existing Whistleblower Policy to account for the enhancements below and shall post the revised Whistleblower Policy to Honest’s corporate website to further encourage and promote reports regarding alleged ethics/legal violations, among other things.
(a)    The revised Whistleblower Policy shall include the following, to the extent the existing Whistleblower Policy does not already provide:
(i)    Employees shall be advised that they need not report concerns directly to the Company, and have the right to report concerns directly to the SEC, the U.S. Department of Justice, and/or other applicable regulatory agencies (and have the right to hire their own lawyer(s) to represent them in any such proceeding, at their own cost, if they so choose), and to advise employees that, in order to be entitled to a whistleblower bounty under SEC rules, the employee must either report directly to the SEC or report to the SEC within one hundred and twenty (120) days after reporting the matter internally to the Company;
(ii)    If a whistleblower brings his or her complaint to an outside regulator or other governmental entity, he or she will be protected by the terms of the Whistleblower Policy just as if he or she reported the complaint internally;
(iii)    It is both illegal and against Honest’s Whistleblower Policy to discharge, demote, suspend, threaten, intimidate, harass or in any manner discriminate against whistleblowers. Retaliation of any kind against an employee for reporting possible misconduct is prohibited and will result in immediate disciplinary action, up to and including termination. Executives are subject to criminal penalties, including imprisonment, for retaliation against whistleblowers;
(iv)    If an employee is subject to an adverse employment decision as a result of whistleblowing, the employee may file a complaint with the U.S. Department of Labor within ninety (90) days of the alleged violation (a failure to report such claims within the 90-day window does not foreclose any other available legal remedy); and
(b)    The Company shall remind employees of the Whistleblower Policy in employee communications provided at least once a year and via the Company’s intranet.
(c)    A log of whistleblower complaints, as well as the results of all investigations of complaints, shall be memorialized in writing and maintained by the Audit Committee for a period of not less than five (5) years.
(d)    At each regularly-scheduled Audit Committee meeting, the Audit Committee shall be provided with a summary of the types of complaints received, as well as any material information resulting from any internal investigation into such complaints.
II.    CORPORATE GOVERNANCE REFORMS AND OTHER CHANGES PROMPTED BY THE DERIVATIVE MATTERS
Honest acknowledges that Stockholders’ initiation and maintenance of the Derivative Matters was a material factor in the adoption of certain corporate governance policies enacted and other changes made at Honest during the pendency of the Derivative Matters, including the following:
(a)    The departure of Nick Vlahos as CEO, and the appointment of Carla Vernon as Honest’s new CEO;
(b)    The appointment of the following four new directors to the Board: Michael Barkley, Alissa Hsu Lynch, Andrea Turner, and Carla Vernón;
(c)    The appointment of John R. Hartung, who has extensive accounting and financial management expertise, to the Audit Committee of the Board;
(d)    Amendments to the Company’s Audit Committee Charter (dated March 8, 2024), which require that the Audit Committee, among other things: (i) oversee the review and assessment of the Company’s risk management, risk assessment and major risk exposures with respect to financial, accounting, operational, tax, privacy and cybersecurity and information technology risks; (ii) each member of the Audit Committee must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; (iii) discuss with management and the Company’s Auditors the annual audited financial statements and other matters, including any significant changes in the Company’s selection or application of accounting principles; (iv) review with the Auditors any accounting adjustments that were noted or proposed by the Auditors but were “passed” (as immaterial or otherwise); (v) receive and, if appropriate, respond to attorneys’ reports of evidence of material violations of securities laws and breaches of fiduciary duty and similar violations of U.S., state, or other applicable law; (vi) investigate any matter brought to the attention of the Audit Committee within the scope of its duties if, in the judgment of the Audit Committee, such investigation is necessary or appropriate; and (vii) meet at least quarterly, or more frequently as necessary;
(e)    Amendments to the Company’s Audit Committee Charter (dated March 6, 2025), which require that the Audit Committee, among other things: (i) will develop and oversee policies and procedures for the review, approval and/or ratification of related person transactions;

(f)    Amendments to the Company’s Compensation Committee Charter (dated March 8, 2024), which require that the Compensation Committee, among other things: (i) administer the Company’s incentive compensation plans, as appropriate, equity-based plans, and such other benefit plans as designated from time to time by the Board; (ii) review and approve the list of companies, if any, to be included in any compensation peer group used to determine pay levels based on criteria the Compensation Committee deems appropriate; (iii) monitor the Company’s regulatory compliance with respect to compensation matters; (iv) establish, approve, modify, and oversee the Company’s compensation clawback or similar policies, including a clawback policy that complies with the requirements of the SEC and the Exchange Act listing requirements, and any required recoupment and disclosure; and (v) periodically review matters relating to human capital management, including the Company’s policies and strategies regarding recruiting, retention, career development and progression, diversity and inclusion, overall employee wellness, engagement of Company personnel and other employment practices. The Compensation Committee will periodically review and discuss with management the Company’s corporate culture and strategies in support of diversity, equity and inclusion;
(g)    Amendments to the Company’s Charter of the Nominating and Corporate Governance Committee of the Board of Directors (dated March 8, 2024), which require that the Nominating and Corporate Governance Committee, among other things: (i) identify directors qualified to serve on the various committees of the Board and recommend to the Board qualified nominees for membership on each such committee; (ii) determine the qualifications, qualities, skills, certifications, and other expertise required to be a director of the Company and develop, and recommend to the Board, criteria to be considered in selecting nominees for director; and (iii) oversee succession planning for the Board and key leadership roles on the Board and its committees; and
(h)    Amendments to the Company’s Corporate Governance Guidelines (dated March 8, 2024), which now state, among other things: (i) “Key areas of oversight and guidance of each Board member involve risk assessment and mitigation, financial plans and reporting, and executive leadership development and compensation”; (ii) “The amount of compensation for non- employee directors and committee members should be designed to be aligned with the long-term interests of the stockholders”; and (iii) “Directors are expected to invest the time and effort necessary to understand the Company’s business and financial strategies and challenges. Directors are also expected to make themselves available outside of Board meetings for advice and consultation.”

UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA
WESTERN DIVISION

IN RE THE HONEST COMPANY, INC. DERIVATIVE LITIGATION	Lead Case No. 2:21-cv-09281-MCS-PLA EXHIBIT C

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTIONS (“NOTICE”)

TO:     ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE HONEST COMPANY, INC. (“HONEST” OR THE “COMPANY”) COMMON STOCK AS OF MARCH 12, 2026.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE MATTERS, CURRENT HONEST STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT. IF YOU DO NOT OBJECT TO THE TERMS OF THE PROPOSED SETTLEMENT, YOU ARE NOT OBLIGATED TO TAKE ANY ACTION.

PLEASE TAKE NOTICE that a proposed settlement, as set forth in a Stipulation and Agreement of Settlement dated March 12, 2026 (the “Stipulation”), has been reached by the parties to the following shareholder derivative matters brought on behalf of and for the benefit of Honest: (1) In re The Honest Company, Inc. Derivative Litigation, Lead Case No. 2:21-cv-09281-MCS-PLA, pending in the United States District Court for the Central District of California (the “California Federal Action”); (2) Butler v. Vlahos, et al., Case No. 1:22-cv-01373-RGA, pending in the United States District Court for the District of Delaware (the “Delaware Federal Action”); (3) Bisch, et al. v. Vlahos, et al., Case No. 22STCP00015, pending in the Superior Court for the State of California in and for the County of Los Angeles (the “California State Action” and, together with the California Federal Action and the Delaware Federal Action, the “Derivative Actions”); and (4) two pending stockholder litigation demands served on the Company’s Board of Directors (the “Board”) to investigate and bring action against the Individual Defendants2 (collectively, the “Demands” and, together with the Derivative Actions, the “Derivative Matters”).

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Stockholders’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Matters and of your rights in connection with the proposed Settlement.

THERE IS NO CLAIMS PROCEDURE. This case was brought to protect the interests of Honest. The Settlement will result in changes to the Company’s corporate governance, not in payment to individual stockholders, and accordingly, there will be no claims procedure.

This Notice is a summary only and does not describe all the Stipulation's details. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the Investor Relations page of the Company’s website, www.https://investors.honest.com, or contact Stockholders’ Counsel at the addresses listed below.
What are the Derivative Matters About?
The Derivative Actions are brought derivatively on behalf of nominal defendant Honest and allege, inter alia, that between May 5, 2021, and August 12, 2021, at least, the Individual Defendants breached their fiduciary duties by issuing and/or causing the Company to issue materially false and misleading statements in connection with the Company’s May 2021 initial public offering of stock (the “IPO”) and in the months following. Specifically, the Derivative Actions allege that the Individual Defendants continuously touted the Company’s financial results while failing to disclose, inter alia, that Honest’s financial health was being adversely affected by improper stockpiling and that demand for the Company’s products was decelerating. At the same time, the Derivative Actions allege that the Board approved a massive payout to insiders prior to the IPO. The Derivative Actions allege that, as a result of the foregoing, the Company experienced reputational and financial harm.

The Demands make substantially similar allegations as the Derivative Actions.
Why is there a Settlement?
2 All capitalized terms used in this Notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

The Court has not decided in favor of any of the Settling Parties. Instead, the Settling Parties have agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Company has determined that the Reforms that the Company has adopted and will adopt as part of the Settlement provide substantial benefits to Honest and its stockholders.

While Stockholders believe the Derivative Matters have merit, they also recognize that all litigation is inherently uncertain, risky, and expensive, and that derivative litigation poses certain unique risks and challenges. Stockholders’ Counsel have conducted extensive investigation and analysis into the alleged wrongdoing. Based on Stockholders’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Stockholders’ Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, adequate, and confers substantial benefits upon Honest. Based upon Stockholders’ Counsel’s evaluation, Stockholders have determined that the Settlement is in the best interests of Honest and Current Honest Stockholders.
Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Stockholders in the Derivative Matters. Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Matters. Nonetheless, Defendants have determined that it is in the best interests of Honest for the Derivative Matters to be settled in the manner and upon the terms and conditions set forth in the Stipulation.
In addition, Honest’s Board, including each of its independent, non-defendant directors, in a good faith exercise of business judgment, has determined that: (i) the Settlement confers a substantial benefit upon Honest and Current Honest Stockholders; and (ii) the Settlement, and each of its terms, is in all respects fair, reasonable, and in the best interests of Honest and Current Honest Stockholders.
Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.
The Terms of the Settlement:
The terms and conditions of the proposed Settlement are set forth in the Stipulation, which is available for viewing on Honest's website at https://investors.honest.com. The following is only a summary of the Reforms.
As consideration for the Settlement, Honest has agreed to adopt, implement, and maintain the corporate governance reforms set forth in Exhibit A to the Stipulation (“Reforms”). The Reforms shall be maintained by Honest for a period of not less than four (4) years.

Honest acknowledges and agrees that Stockholders’ initiation, maintenance, and settlement of the Derivative Matters was the cause of the Company’s decision to adopt, implement, and maintain the following Reforms, and that the following Reforms confer substantial benefits upon Honest and its stockholders (see Stip., Ex. A, §I):
•Inventory Control and Proper Record-Keeping: The reforms strengthen oversight of inventory management and revenue recognition by assigning clear responsibility to senior supply-chain leadership and integrating regular reviews into the Company’s financial reporting process. Senior management must routinely evaluate inventory levels, risks such as stockpiling, and compliance with internal controls, with findings reported to executive leadership and the Audit Committee. See Stip., Ex. A, §I.1.
•Enhancements to the Disclosure Committee: The Disclosure Committee’s role and responsibilities are formalized to ensure that all public disclosures are accurate, complete, timely, and compliant with securities laws. The committee, composed of senior leaders across key functions, will oversee the preparation and review of SEC filings and other investor communications, assess materiality, and determine appropriate timing and methods of disclosure. See Stip., Ex. A, §I.2.
•Enhanced Duties for the General Counsel: The General Counsel’s responsibilities are expanded to emphasize independent oversight of compliance, disclosure, and litigation risks. The GC will report directly to the Audit Committee, regularly assess organizational compliance risks, and promptly escalate material issues. See Stip., Ex. A, §I.3.
•Enhancements to the Audit Committee: The Audit Committee’s charter is expanded to significantly strengthen oversight of risk management, compliance, disclosure accuracy, and internal controls. The Committee will receive more frequent and detailed reports from management, the Disclosure Committee, and auditors, including specific focus on inventory controls, revenue recognition, product risks, and quality issues. See Stip., Ex. A, §I.4.
•Enhancements to the Compensation Committee: Executive compensation decisions will explicitly take into account compliance with internal policies and procedures. Performance related to ethics, compliance, and governance will be considered in both annual compensation and separation or termination benefits. See Stip., Ex. A, §I.5.
•Director Independence: The Company’s governance guidelines are strengthened to ensure that a majority of the Board is composed of independent directors under NASDAQ and enhanced independence standards. Additional restrictions limit financial, employment, and organizational ties that could impair independence. See Stip., Ex. A, §I.6.
•Director Education: Directors will receive annual corporate governance and compliance training, either through outside counsel or nationally recognized programs. See Stip., Ex. A, §I.7.
•Employee Training in Risk Assessment and Compliance: The Company will implement mandatory annual training for officers and other employees focused on compliance, internal controls, risk assessment, and ethical standards. See Stip., Ex. A, §I.8.

•Enhancements to the Whistleblower Policy: The whistleblower framework is strengthened to encourage reporting of misconduct and protect employees from retaliation, including for reports made directly to regulators. See Stip., Ex. A, §I.9.
In addition to the above Reforms, Honest acknowledges that Stockholders’ initiation and maintenance of the Derivative Matters was a material factor in the adoption of the following corporate governance policies enacted and other changes made at Honest during the pendency of the Derivative Matters, including the following (see Stip., Ex. A, §II):
•The departure of Nick Vlahos as CEO, and the appointment of Carla Vernon as Honest’s new CEO;
•The appointment of the following four new directors to the Board: Michael Barkley, Alissa Hsu Lynch, Andrea Turner, and Carla Vernón;
•The appointment of John R. Hartung, who has extensive accounting and financial management expertise, to the Audit Committee of the Board;
•Audit Committee Enhancements: The Audit Committee’s role was expanded to strengthen enterprise risk oversight, auditor engagement, financial reporting review, and authority to investigate potential legal or compliance issues, with enhanced independence standards and required quarterly meetings.
•Compensation Committee Enhancements: The Compensation Committee’s authority was clarified and broadened to include oversight of incentive and equity compensation, regulatory compliance, mandatory compensation clawback policies, and human capital management, including diversity, employee engagement, and corporate culture.
•Nominating and Corporate Governance Committee Enhancements: The Nominating and Corporate Governance Committee’s responsibilities were enhanced to strengthen Board composition, director qualification standards, and succession planning for Board and committee leadership.
•Corporate Governance Guidelines Updates: The Corporate Governance Guidelines were updated to emphasize the Board’s role in risk oversight, financial reporting, executive leadership development, and long-term stockholder alignment, while reinforcing expectations for director engagement and accountability.
This Notice provides a summary of some, but not all, of the Reforms that Honest has agreed to adopt as consideration for the Settlement. For a list of all of the Reforms, please see Exhibit A to the Stipulation, which is available for viewing on Honest's website at https: https://investors.honest.com.
Dismissals and Releases
The Settlement is conditioned upon the occurrence of certain events, which include, among other things: (i) final approval of the Settlement by the Court following notice to Current Honest Stockholders and the Settlement Hearing contemplated by the Stipulation; and (ii) Court entry of the

Judgment, approving the Settlement and dismissing with prejudice the California Federal Action, without awarding costs to any Party, except as provided herein, and that Judgment becoming final (the “Effective Date”).
Upon the Effective Date, the Released Stockholders’ Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Stockholders’ Claims against the Released Defendants’ Persons. “Released Stockholders’ Claims” means all claims or causes of action (including known and Unknown Claims), including, but not limited to, any claims for damages, injunctive relief, interest, attorneys’ fees, expert, or consulting fees, and any and all other costs, expenses, sums of money, or liabilities whatsoever, against any of the Released Defendants’ Persons that arise out of or relate to: (i) the allegations asserted in the Derivative Matters; or (ii) the defense, settlement, or resolution of the Derivative Matters or the Released Claims.
Upon the Effective Date, the Released Defendants’ Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Released Stockholders’ Persons from Released Defendants’ Claims. "Released Defendants’ Claims” means all claims or causes of action, including known and Unknown Claims, including, but not limited to, any claims for damages, injunctive relief, interest, attorneys’ fees, expert, or consulting fees, and any and all other costs, expenses, or liabilities whatsoever, that could be asserted in any forum by any of the Released Defendants Persons against Released Stockholders’ Persons, that arise out of or relate to the institution, prosecution, assertion, settlement, or resolution of the Derivative Matters, or the Released Claims. “Released Defendants’ Claims” shall not include claims to enforce the terms of the Stipulation and/or the Judgment.
    Upon the Effective Date, Honest shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Individual Defendants from Released Stockholders’ Claims. Honest shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue the Individual Defendants with respect to any of Released Stockholders’ Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Released Stockholders’ Claims against the Individual Defendants except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment.
Additionally, within five (5) business days after the Effective Date, the parties in the Delaware Federal Action and the California State Action will file stipulations of dismissal with prejudice in the Delaware Federal Action and the California State Action.
Stockholders' Counsel's Attorneys' Fees and Expenses
After negotiating the substantive terms of the Settlement, the Settling Parties discussed a fair and reasonable sum to be paid to Stockholders' Counsel for their attorneys’ fees and expenses. In consideration of the substantial benefits conferred upon Honest and Current Honest Stockholders as a direct result of the Reforms and Stockholders' and Stockholders' Counsel’s efforts in connection with the Derivative Matters, and subject to Court approval, Defendants and/or their insurance carriers shall pay Stockholders' Counsel, collectively, the agreed-to amount of attorneys' fees and expenses in the amount of $1,195,000.00 (the “Fee and Expense Amount”).

To date, Stockholders' Counsel have neither received any payment for their services in conducting the Derivative Matters, nor have counsel been reimbursed for their out-of-pocket expenses incurred. Honest stockholders are not personally liable for the payment of any award of attorneys’ fees and expenses.
Stockholders' Counsel may apply to the Court for service awards of up to $2,000 for each of the Stockholders, only to be paid upon Court approval, and to be paid from the Fee and Expense Amount in recognition of the Stockholders’ participation and effort in the creation of the benefits of the Settlement. Neither Honest nor any of the Individual Defendants shall be liable for any portion of the service awards.
The Settlement Hearing, and Your Right to Object to the Settlement
The Court will hold a hearing (the “Settlement Hearing”) on July 13, 2026 at 9:00 a.m. before the Honorable Mark C. Scarsi at the U.S. District Court for the Central District of California, First Street U.S. Courthouse, Courtroom 7C, 7th Floor, Los Angeles, CA 90012 to, among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the California Federal Action with prejudice, and releasing the Released Claims against the Released Persons; (iv) determine whether the Court should approve the agreed-to Fee and Expense Amount; (v) determine whether the Court should approve the Service Awards for the seven Stockholders, which shall be funded from the Fee and Expense Amount; and (vii) consider any other matters that may properly be brought before the Court in connection with the Settlement. Upon final approval of the Settlement, the Derivative Plaintiffs will voluntarily dismiss their complaints with prejudice, and the Demands will be withdrawn.
The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar or the Investor Relations page of the Company’s website, www.investors.honest.com, for any change in date, time or format of the Settlement Hearing.

Any Current Honest Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Amount or Service Awards, may file with the Court a written objection. An objector must, at least twenty-one (21) days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth: (i) a written notice of objection with the case name and number (In re The Honest Company, Inc. Derivative Litigation, Lead Case No. 2:21-cv-09281-MCS-PLA (C.D. Cal.)); (ii) the Person’s name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of Honest common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE CLERK OF THE COURT NO LATER THAN JUNE 22, 2026. The Clerk’s address is:

Clerk of the Court
U.S. District Court for the Central District of California
First Street U.S. Courthouse
350 W 1st Street, Suite 4311
Los Angeles, CA 90012

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO STOCKHOLDERS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN JUNE 22, 2026. Counsel’s addresses are:

Counsel for California Federal Plaintiffs:

THE BROWN LAW FIRM, P.C. Timothy Brown 767 Third Avenue, Suite 2501 New York, NY 10017 Telephone: (516) 922-5427 Email: tbrown@thebrownlawfirm.net
Counsel for Defendants:

COOLEY LLP Koji Fukumura 10265 Science Center Drive San Diego, CA 92121 Telephone: (858) 550-6000 Email: kfukumura@cooley.com

    An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) days before the Settlement Hearing. Any Honest stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current Honest Stockholder and do not take these steps to object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in the Derivative Matters, and from pursuing any of the Released Claims.

CURRENT HONEST STOCKHOLDERS AS OF MARCH 12, 2026 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

    Pending the Court’s determination as to final approval of the Settlement, Stockholders and Stockholders’ Counsel, and any Current Honest Stockholders, derivatively on behalf of Honest, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal.

Scope of the Notice

    This Notice is a summary description of the Derivative Matters, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Derivative Matters, reference is made to them in the Stipulation and its exhibits, copies of which may be reviewed and downloaded at the Investor Relations page of the Company’s website, www.inestors.honest.com.

*    *    *

    You may obtain further information by contacting California Federal Plaintiffs’ Counsel at: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net. Please Do Not Call the Court or Defendants with Questions About the Settlement.